UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 17, 2015

VIVUS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33389	94-3136179
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

351 EAST EVELYN AVENUE

MOUNTAIN VIEW, CA 94041

(Address of principal executive offices, including zip code)

(650) 934-5200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 17, 2015, VIVUS, Inc., or the Company, and Svai S. Sanford entered into a letter agreement, or the Letter Agreement, in connection with Mr. Sanford’s voluntary termination of his employment with the Company and the Company’s desire to retain Mr. Sanford during the transition period. Under the Letter Agreement, the Company and Mr. Sanford agreed that Mr. Sanford’s employment as Chief Financial Officer and Chief Accounting Officer of the Company will terminate on September 30, 2015. The Company and Mr. Sanford also agreed that, subject to certain conditions, including the execution of a separation and release of claims agreement, (i) if Mr. Sanford remains an employee of the Company from the date of the Letter Agreement through September 30, 2015 or (ii) if prior to September 30, 2015 Mr. Sanford’s employment with the Company is terminated by the Company for any reason other than due to Cause (as defined below) and such termination is not as a result of his death or disability, then Mr. Sanford will receive a lump sum retention bonus in an amount equal to $108,690 (which is equal to the pro rata amount of his annual cash bonus target for fiscal year 2015 through September 30, 2015). This period will allow the Company to proceed to search for a replacement and transition as appropriate. The Letter Agreement superseded any agreement concerning similar subject matter dated prior to the date of the Letter Agreement, including but not limited to the Second Amended and Restated Change of Control and Severance Agreement dated June 19, 2015 between the Company and Mr. Sanford, or the Severance Agreement, and by execution of the Letter Agreement the Company and Mr. Sanford agreed that the Severance Agreement will be deemed null and void. For purposes of the Letter Agreement, Cause means (i) gross negligence or willful misconduct in the performance of his duties to the Company where such gross negligence or willful misconduct has resulted or is likely to result in substantial and material damage to the Company or its subsidiaries, (ii) repeated unexcused absences from the Company, (iii) commission of any act of fraud with respect to the Company, or (iv) conviction of a felony or a crime involving moral turpitude and causing material harm to the standing and reputation of the Company, in each case as determined by the Company’s Board of Directors.

The description of the Letter Agreement contained herein is a summary of its material terms, does not purport to be complete and is qualified in its entirety by reference to the Letter Agreement to be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVUS, INC.

/s/ John L. Slebir
John L. Slebir
Senior Vice President, Business Development and General Counsel

Date:  August 18, 2015